LEASE AGREEMENT

This Lease (the "Lease"), dated for reference purposes as of the 30th day of June 2006, between TETON I, a California Limited Partnership, hereinafter called Landlord, and MATTHEW A. SARAD, dba TELOMOLECULAR CORPORATION, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain Premises (the "Premises") outlined in red on Exhibit A, attached hereto and incorporated herein by this reference thereto more particularly described as a portion of that certain Twenty Two Thousand Five Hundred (22,500) rentable square foot Building located at 10933 Trade Center Drive, Rancho Cordova, CA (The "Building"). The Suite number of the Premises is 102. The Premises is agreed to be approximately Four Thousand Five Hundred Eleven (4,511) rentable square feet, subject to final measurement after possession as set forth in Paragraph 3B below. Tenants' Premises is estimated to be Twenty percent (20%) of the total rentable area of the Building, subject to adjustment referenced in Paragraph 3B below.

The total rentable square feet shall include the Premises and a pro-rata share of the Common Area. The rentable area of the Premises shall be measured to the outside of exterior walls and to the center of demising walls. Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated and determined by Landlord) of Common Areas (as defined in Paragraph 6 below) of the building in which the Premises are located include, but not limited to, common restrooms, hallways, atriums, covered entrances or egresses, exterior smoking/lunch areas and covered loading areas.

As used herein the Complex ("Complex") shall mean and include all of the land outlined in red and described in Exhibit "B", attached hereto and incorporated herein by this reference, and improvements, fixtures and equipment now or hereafter situated on said land. This Lease is based upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of Medical Laboratory and any and all allied uses and for no other purpose. Tenant shall not do or permit to be done in or about the Premises, Building or the Complex nor bring or keep or permit to be brought or kept in or about the Premises, Building or the Complex anything which is prohibited by law, or will produce any odor or smell detectable in the common areas or other Tenant premises, or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises, Building or the Complex or any part thereof, or any of its contents, or will cause cancellation of any insurance covering the Premises, Building or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises, Building or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be usod for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises, Building or the Complex. No sale by auuliuai shall be permitted on the Complex. Tenant shall not' (i) place any loads upon the floors, walls or Ceiling which endanger the structure; (ii) subject to paragraph 42, use or store any harmful, hazardous or toxic fluids or materials or other material; in or about the Complex to include the drainage system of the complex: or (iii) overload existing plpntrical or other mechanical syfifAms_ No waste materials or refuse shall be dumped or permitted to remain upon any part of the Premises or outside of the Complex in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. Other than where specifically designated by Landlord, there shall be no smoking anywhere in or adjacent to the Building including the area outside the Building entrances, No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold harmless against any loss, expense, damage, reasonable attorney's fees, or liability arising out of the failure of Tenant to comply with the provisions of this paragraph and any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&H's") affecting the Premises, Building or Complex. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2. TERM. The Term ("Term") of this Lease shall be for a period of thirty-eight (38) months and shall commence on August 1,, 2006 ("Commencement and shall terminate on September 30th, 2009.

3. POSSESSION.

A. Delivery of Possession. Possession of the Premises shall be delivered to Tenant on the Commencement Date. If Landlord, for any reason what so ever, is unable to deliver possession of the Premises on [tie Cory lHier icement Date: (i) Tenant shall not be liable for any Rent or Additional Rent until possession of the Premises is delivered to Tenant unless suulr delay is caused by Tenant; (ii) this Lease shall not be void or voidable nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; and (III) the Term shall be extended for each day of delay in delivery of the Premises to Tenant. The above is, however, subject to the provision that the period of delay of the delivery of the Premises shall not exceed 60 days from the Commencement Date herein except those delays caused by Tenant, acts of God, Strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in oaloulating such period after which Tenant may, at it's option, by written notice, terminate the Lease.

B. Early Access/Occupancy. Deleted.

C. Commencement and Confirmation. After Tenant takes possession of the Premises, Landlord shall prepare and deliver to Tenant an amendment to the Lease ("Amendment to Lease") which shall specify: (i) the Commencement Date; (ii) the date. upon which the obligation to pay Basic Rent and expense adjustments, it any, commences; (iii) the date upon which the Term shall expire, subject to Tenants right to extend the Term set fourth in this Lease; (iv) the final measurement of the Premises including the calculation of Tenant's percentage of the Building; and (v) the monthly Basic Rent as adjusted after the final measurement. When fully executed and delivered, the Amendment to Lease shall supersede any inconsistent Terms contained in the Lease. If Tenant objects to anything contained in the Amendment to the Lease, within ten (10) days of receipt of the Amendment to Lease, Tenant shall provide Landlord with a written statement setting forth the specific basis for the objection(s). In the event that an informal resolution of the issues in dispute is not reached, the dispute shall be resolved by Judicial Reference as provided herein. The parties agree that until a binding determination is rendered on the issue(s) in dispute, Landlord and Tenant shall proceed including the payment of Basic Rent and expenses, as if Landlord's Amendment were accurate and acceptable. The parties shall thereafter make any adjustments required based upon the resolution of the dispute.

4. RENT.

A. Basic Rent. Tenant agrees to pay to Landlord, monthly, at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total amount set forth below in lawful money of the United States of America, payable as follows:

Months	Per Rentable SF	Per Month
August 2006-September 2006	$0.00	$0.0, fully serviced
October 2006-September 2007	$1.60	$7,217.60, fully serviced
October 2007-September 2008	$1.65	$7,443.15, fully serviced
October 2008-September 2009	$1.70	$7,66$.70, fully serviced

After a final measurement of the Premises, as provided for herein, the Tenant's rentable square footage shall be adjusted according to the actual measurement.

It is agreed that, as the Basic Rent provided for herein is adjusted according to Paragraphs 3B and 5, the total Basic Rent and schedule of payments described above shall be adjusted accordingly.

B. Time for Payment. Basic Rent for the term of the Lease Is due in advance on the first day of each calendar month. Notwithstanding the foregoing, in the event that the term of this Lease commences on a date other than the first day of e calendar month, on the date of commencement of the Term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month, that proportion of the monthly Basic Rent here under which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term hereof Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Term hereof that proportion of the monthly Basic Dent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of Basic Rent as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay to Landlord, in addition to the delinquent Basic Rent due, a late charge for each such rental payment in default ten (10) days. Said late charges shall equal ten percent (10%) of the amount of rental payment in default.

D. Expense Adjustment.

(a) For the purposes of this Paragraph 4D, the following terms are defined as follows:

          (i) Lease Year. Each calendar year constituting any portion of the Term of this Lease.

          (ii) Direct Expense Base: The amount of the monthly Direct Expenses (as defined below) which Landlord has utilized in establishing Tenant's monthly Basic Rent and has Included In Basic Rent and agrees to expend as Landlord's share of operation expenses paid for and sustained is Fifty-Two Cents ($0.52) per rentable square fool per month. Said sum shall constitute the maximum payable by landlord as its contribution toward the payment of Direct Expenses.

          (iii) Direct Expenses: For the purposes of this Lease, the term "Direct Expenses" is defined as all direct costs incurred in the course of ownership, operation, management, maintenance and repair of the Complex as determined by standard accounting practices, calculated as billed based on the assumption that the Complex is at least eighty-five percent (85%) occupied (excepting electrical expenses which shall be based on usage or other equitable basis). At any time, including any portion of a year, when the Complex is under eighty-five percent (85%) occupied, Landlord shall pay one hundred percent (100%) of the Direct Expenses over the Direct Expense Base relating to the vacant space up to eighty-five percent (85%) occupancy. If the Complex occupancy is at or above eighty-five percent (85%), Landlord shall bill all Tenants for one hundred percent (100%) of expenses using each Tenant's occupancy percentage to calculate each Tenant's share of Direct Expenses.

The following expenses are some but not all of the costs which are Direct Expenses: (a) expenses of operation, management and maintenance of the Common Areas of the Complex as set forth in Paragraph 7; (b) expenses of maintenance of the Premises as set forth in Paragraph 11; (c) utility charges relating to the Complex as set forth in Paragraph 12; (d) taxes relating to the Complex as set forth in Paragraph 13; (e) expenses of insurance relating to the Complex as set forth in Paragraph 16; (f) expenses of compliance as set forth in Paragraph 18; (g) accounting and legal fees incurred in the Complex's ownership and operation; and (h) management expenses relating to the operation, management and maintenance of the Complex, whether managed by Landlord or by a property manager or company, including employee salaries and benefits, clerical charges, transportation, vehicle repairs, small tools and supply charges, postage, office supplies, overtime pay, office overhead and utilities, space charges for on-site manager's office (if any), and miscellaneous charges.

(b) In any Lease Year, if the actual Direct Expenses paid or incurred by Landlord (expressed on a per month rentable square foot basis) exceeds the Direct Expense Base, then Tenant shall pay its proportionate share of the increase based on Tenant's occupancy percentage of the Complex such increased amount to Landlord as Additional Rent. Landlord shall give to Tenant a statement of the Additional Rent payable by Tenant hereunder which shall be due and payable upon receipt. In addition, Landlord may at or after the start of any Lease Year notify Tenant of the amount which Landlord estimates will be Tenant's monthly share of increased Direct Expenses for such Lease Year. For each subsequent month, Tenant shall pay to Landlord monthly, in advance, one-twelfth (1/12) of Landlord's estimate of the amount by which Direct Expenses for that Lease Year shall exceed the Direct Expense Base "Tenants Proportionate Share". If, at the beginning of a Lease Year, said Landlord's estimate is not available prior to the commencement of the Lease Year, Tenant's payments to Landlord hereunder shall accrue and such accrual shall become payable the month following receipt by Tenant of said Landlord's estimate, and further payments shall be made monthly thereafter. At the end of each Lease Year, said Landlord's estimate shall be reconciled as compared to Landlord's actual Direct Expenses, with Tenant paying to Landlord, Tenants Proportionate Share, upon demand, any amount of actual Direct Expenses expended by Landlord in excess of said Landlord's estimate, or Landlord, at its option, crediting or refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual Direct Expenses.

(c) The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, even though the Tenant has vacated the premises, and when Landlord makes the final determination of Tenant's Percentage of Direct Expenses for the year in which this Lease terminates, prorated in the proportion which the number of days in such calendar year preceding termination bears to 365, Tenant shall pay to Landlord, upon demand, any amount of actual Direct Expenses expended by Landlord in excess of said Landlord's estimate, or Landlord shall refund to Tenant any amount of estimated payments made by Tenant in excess of Landlord's actual Direct Expenses.

All charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorney's fees and legal expenses that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease shall be considered as Additional Rent, and in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

(d) The annual statement of increased Direct Expenses shall be made by or verified by an accounting or auditing officer of Landlord. Within sixty (60) days after receipt of the statement, Tenant shall be entitled, upon five (5) days prior written notice and during normal business hours, at Landlord's office or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the Direct Expenses for the immediately preceding calendar year. Failure of Tenant to request such inspection within such sixty (60) day period shall render such statement conclusive and binding on Tenant. The cost of the audit shall be paid by tenant; provided, however, that if it shall be determined, as a result of such audit, that there has been an over charge of Additional Rent were such over charge is greater than ten percent (10%) of the actual amount of Additional Rent due, Landlord shall reimburse Tenant for reasonable audit costs up to, but not to exceed, one thousand and 00/100dollars ($1,000.00)

E. Exclusions from Direct Expenses. Exclusions from Direct Expenses shall include; (a) depreciation; (b) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Lessor's late payments of such amounts; (c) real estate broker leasing commissions or compensation; (d) any cost or expenditure (or portion thereof) for which Lessor is reimbursed, whether by insurance proceeds or otherwise; (e) costs of repair and/or restoration covered by an insured casualty or condemnation; (f) litigation costs, not caused by Tenants; (g) repair costs resulting from latent defects identified within the first 24 months of occupancy; (h) art work; (i) attorneys' fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with attracting tenants or the negotiation of leases with prospective tenants of the Building; (j) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (k) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (I) Direct Expenses specially charged to and paid by any other tenant of the Building or Project; (m) expenses directly or indirectly incurred by Landlord solely for the benefit of any other tenant; (n) the cost of special services, goods or materials provided to any other tenant of the Building or Project; (o) insurance premiums to the extent of any refunds of those premiums; (p) rent loss, bad debt loss or reserves for the same; (q) costs of inspection or remediation of any Hazardous Material present on the Complex and not caused by Tenant; (r) entitlement costs associated with the development of the Complex or the Project and any costs related to any provisions of any development agreement or other agreement related to the Project; (s) any expense associated with any warranty.

F. Prepaid Rent. Upon the execution of this Lease, Tenant shall pay to Landlord Prepaid Basic Rent in the sum of Seven Thousand Two Hundred Seventeen Dollars and Sixty Cents ($7,217.60) and if Tenant is not in default of any provisions of this Lease, the Prepaid Rent Basic Rent shall be applied toward the Basic Rent due for the first month of the term. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Basic Rent. If any excess rent shall remain after the above amount is applied to the first month's rental, such excess shall be applied to subsequent monthly installments of annual Basic Rent until such Prepaid Basic Rent is exhausted.

G. Place of Payment of Rent and Additional Rent. All Basic Rent and Additional Rent and all other payments required hereunder shall be paid to the Landlord at the office of the Landlord at 10933 Trade Center Drive, Suite 106, Rancho Cordova, CA 95670 or to such other person or to such other place as Landlord may from time to time designate in writing.

H. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Seven Thousand Two Hundred Seventeen Dollars and Sixty Cents ($7,217.60). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) usc, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand thereof, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of the Lease. Landlord shall not be required to keep this Security f7Pposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or al Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefore.

5. BASIC RENT ADJUSTMENT.

A. Consumer Price Index. Deleted.

B. Increased Interest on Encumbrances. Deleted.

6. RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises Ara located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas, lobby, hallways, restrooms, stairways and such other facilities provided arid designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located. All areas in the Complex, other than the Premises and the premises leased or available to lease to other tenants shall be referred to herein as "Common Area". Tenant's right to use the Common Area shall terminate upon the termination of this Lease. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, As Landlord may deem appropriate for the best interests of the occupants of the Complex. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non- performance by any other tenant or occupant of the Complex of any of said Rules and Regulations. Tenant shall notify Landlord of any items in the Common Area which require repair or replacement.

Landlord reserves the right at any time to change the shape, size, location, and exterit of the Common Area, including but not limited to, the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, restrooms or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

7. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX. Landlord shall operate, manage and maintain the Common Area. Expenses of operation, management, maintenance and repair of the Common Areas which are Direct Expenses include, but are not limited to; (1) license, permit, and inspection fees; (2) security (if provided); (3) utility charges including, but not limited to, water, gas, electricity, sewer service and waste pickup; (4) all charges incurred in the maintenance of landscaped areas, ponds, fountains, waterways, parking lots, sidewalks and driveways; (5) the cost of operation, maintenance, and repair of the interior of the Common Area (including lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings, ceilings, building exterior doors, skylights (if any), fire extinguishing systems) including janitorial service for said Common Area; (6) the cost of operation, maintenance, repair and replacement of the Common Area windows, window frames, plate glass, glazing, truck doors, main plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), main heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), store fronts, roofs, downspouts; mechanical and structural elements, including structural roofing and exterior surfaces to the buildings; (7) repairing and replacing non-structural roofing; (8) the cost of repairing or replacing window coverings provided by Landlord, carpeting, flooring materials, wall coverings, partitioning and other furnishings in Common Areas which, as a result of normal use, require periodic replacement; (9) supplies; (10) materials; (11) equipment and tools; (12) sales, use and excise taxes on goods and services purchased by Landlord; (13) the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, and if the capital improvement is less than One Dollar ($1.00) per rentable square foot of the Complex, the cost will be allocated per Paragraph 4D, and that in the event the cost is in excess of One Dollar ($1.00) per rentable square foot of the Complex, Landlord shall amortize its investment in said improvements (together with interest at the Prime Rate on the date the costs are incurred plus three percent (3%)) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses; and (14) any other expense or charge, whether or not hereinbefore described which in accordance with generally accepted accounting and management practices would be considered an expense of managing, operating, maintaining and repairing the Complex.

In the event any of the above maintenance responsibilities cannot be segregated from any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.

The manner in which the Common Area is maintained shall be at the sole reasonable discretion of Landlord. In the event Landlord contracts with or hires a third party to perform Common Area maintenance, Tenant acknowledges and agrees that the amount paid to the third party is a proper and reasonable amount to be charged for that item or service.

8. PARKING. Tenant shall have the right to use with other tenants or occupants of the Complex parking spaces per one thousand (1,000) usable square feet leased to Tenant in the common parking areas of the Complex. Except for maintenance of the parking lot provided for herein, parking shall be free unless charges are imposed by any governmental agency having jurisdiction over the property. Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of the number of spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's reasonable sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use_ Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's reasonable sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other Common Areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

9. ACCEPTANCE AND SURRENDER OF PREMISES. Landlord represents and warrants, to Tenant that, as of the date of delivery of possession; (i) the premises, and all systems serving the Premises shall be in good operating order, condition, and repair; and (ii) the Premises shall comply with ADA requirements. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their condition on the date of occupancy and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. In the event Landlord constructs improvements for Tenant prior to occupancy as part of this Lease, Landlord and Tenant shall prepare a punch list within fifteen (15) days of occupancy which items shall be corrected within thirty (30) days of submission of the punch list to Landlord. In the event that any item(s) in the punch list cannot be corrected within thirty (30) days, it shall be sufficient that Landlord has commenced correction of such item(s) within the thirty (30) day period. Any exceptions to the agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in at least as good condition and repair, and restored to the same condition it was delivered in upon the commencement date of this Lease normal wear and tear expected as when Tenant commenced occupancy of the Premises and in accordance with the standards set forth in Paragraph 11 below. Upon termination of the Lease and Tenant's surrendering the Premises, Landlord may, at Tenant's expense, cause the Premises to meet the standards set forth in Paragraph 11.

Any alterations, additions, or improvements made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) shall be removed at Tenant's sole expense prior to termination of the Lease Term except that Tenant shall ascertain from Landlord not less than thirty (30) days before the end of the Term whether Landlord desires to have the Premises or any part or parts thereof restored to Landlord shall so desire, then Tenant shall restore (including repairing any damage caused during the Lease Term or by the removal of Tenant's personal property or trade of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall be treated as a holdover pursuant to Paragraph 30 below and Tenant agrees to indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant. Landlord agrees that such consent shall not be unreasonably withheld. However, Landlord may withhold its consent in its sole discretion if any proposed alteration will affect the structural integrity or safety of the building, or its electrical, plumbing, heating/ventilation/air conditioning, mechanical or life safety systems. Tenant shall furnish complete plans and specifications for the desired alterations. Tenant shall pay to Landlord, upon demand, a review fee in the amount of five percent (5%) of the construction cost of alterations to compensate Landlord for the cost of review and approval of the plans and specifications, and for additional administrative costs incurred in monitoring the construction of the alterations. Landlord reserves the right to approve all contractors, laborers, materialmen and suppliers proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, draperies, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures but shall become the property of Landlord immediately upon construction or installation and may not be removed by Tenant. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained written consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors, laborers, materialmen or suppliers for payment for Tenant's improvements. Subsequent to obtaining Landlord's written consent and prior to commencement of construction of the alterations, Tenant shall deliver to Landlord a copy of the building permit. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien, stop notice or other lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

11. MAINTENANCE OF PREMISES. Landlord shall, at its expense subject to Paragraph 4D, keep and maintain the Premises in a good standard of maintenance and repair. Landlord's maintenance and repair responsibilities herein referred to include janitorial service, plumbing systems within the Premises, electrical systems within the Premises, interior improvements within the Premises (including replacement of burned out or broken light bulbs or ballasts, maintaining all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all interior windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair), and heating and air conditioning controls within the Premises. Tenant agrees to provide and use carpet mats (of a type which allow air circulation under the mat) under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights to terminate the Lease, to require Landlord to put Premises in a condition suitable for Tenant, and/or to make repairs and deduct the amount of the repair from rent due under Lease, which rights are more specifically set forth in subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

12. UTILITIES. Utility charges include and are limited to all charges for water, gas, electricity, sewer service and waste pick-up. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises, or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, or other labor disputes, the making of or delays in repairs, alterations or improvements to the Premises or the Complex, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor, or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance, or building code, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the building or any part thereof, relating to the use or conservation of energy water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building. Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 7:00 a.m. and 5:00 p.m., Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord which shall not be unreasonably withheld, use any processing machines or machines using current in excess of 220 Volts which will in any supplied to Premises being used as general office space, or connect with the electric water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied Premises being used as general office space, Tenant shall first obtain the Written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may, at its option, cause an electric current, gas, or water meter to be installed in the Premises ir order to measure the amount of electric current, gas or water consumed (as determined by meter, hourly rate or other reasonable basis and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefore promptly upon demand by Landlord. In the event of Tenant's monetary default, which default is not cured within the applicable time allowed, Landlord shall have the right to terminate utilities to the Premises.

In the event any of the utility charges cannot be segmented from other tenant(s) of Landlord or where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage, metered usage or other equitable basis as calculated and determined by Landlord.

13. TAXES.

A. Real Property Taxes. The term "Real Property Taxes", as used in this Lease, shall mean {i} all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, forseen and unforseen (including all install ments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from assessments caused by any change in ownership of the Complex now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; {ii} all changes, levies or fees imposed by reason of environmental regulation or other governmental control of the complex; and {iii} all costs and fees (including reasonable attorneys' fees) incurred by Landlord in reasonably contesting any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge {i} on the value, use or occupancy of the Complex or Landlord's interest therein or {ii} on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for the purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on the Landlord's income from all sources.

B. Taxes on Tenant's Property. (a) Tenant shall be liable for and shall pay ten (10) days before Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall within ten (10) days of demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant. (b) If the interior improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 13B(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said interior improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

14. LIABILITY INSURANCE. Tenant, at Tenant's expense, agrees to keep in force during the Term of this Lease a policy of comprehensive general liability insurance for bodily injury, personal injury, and property damage (including loss of use of property) occurring in or arising out of the use or occupancy of the Premises or the Complex including parking and landscaped areas in the amount of Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. Such insurance shall be primary and non- contributing as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as an additional insured (Form CG 2011- 1/96), and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises or Complex including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled or reduced, except upon thirty (30) days' prior written notice to Landlord. Should any of the above policies be canceled before the expiration date thereof, the issuing company will mail (30) days written notice to the Certificate Holder. The phrases, "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or its representatives" are unacceptable. A certificate of insurance shall be delivered to Landlord within ten (10) days after Tenant takes possession of the Premises, Tenant shall provide Landlord with evidence of renewal of insurance as appropriate within ten (10) days of the expiration of the underlying policy. If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time frame or if any policy is canceled or modified during the Lease term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord the cost of such insurance within fifteen (15) days after rcoeipt of a statement which indicates the cost of such insurance. Lessee must place insurance with a company with a current A. M. Best's rating of no less than A. VII.

15. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKERS' COMPENSATION INSURANCE- Tenant shall maintain a personal property policy, "Covered Cause of Loss-Special Form" insuring the business personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The tenant's policy shall include the loss of business income/extra expense coverage to provide coverage for loss thereof if a peril insured against occurs, If covered cause of loss occurs, the funds received for payment of the loss shall be used for the repair or replacement of such items so insured. Tenant shall provide Landlord with a copy of said policies, and/or a certificate of insurance evidencing said policies and all appropriate renewals within ten (10) days of Landlord's request. Tenant shall also maintain a policy or policies of workers' compensation insurance including employers' liability sufficient to comply with all laws. Tenant shall provide Landlord with a copy of said policies and/or a certificate of insurance evidencing said policies, and all appropriate renewals, within ten (10) days of Landlord's request.

16. PROPERTY INSURANCE. Landlord shall purchase and keep in force and as Additional Rent, if applicable, in accordance with Paragraph 4D (b) of this Lease, Tenant shall pay to Landlord the increase in Tenant's proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of the policy or policies of insurance covering loss or damage to the Premises and Complex (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 11) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "Covered Cause of Loss-Special Form" insurance and flood and/or earthquake insurance, if available, plus a policy of loss of rents insurance in the amount of one hundred percent (100%) of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises or the have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises or the Complex. Landlord and Tenant do each hereby respectively release the other, to the extent caused by fire or any of the extended coverage casualties included in the releasing this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. Landlord and Tenant further agree that their respective policies of property insurance shall contain a waiver of the insurer's right of subrogation (or a provision and personal).

17. INDEMNIFICATION. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use liability at Tenant's expense with counsel reasonably acceptable to Landlord and Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord prior to Tenant's acceptance of the tender of any such claim. Notwithstanding the above, Landlord shall not unreasonably interfere with the selection of counsel by Tenant's insurer for any covered claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises, Building, or the Complex arising out of the use and occupancy of the Premises by Tenant, its employees, agents, contractors and invitees.

18. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or thereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, drat Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises and the Complex, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises or the Complex. In the event any governmental authority having jurisdiction over the Complex promulgates or revises any law, ordinance or regulation, or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the subject property of this Lease relating to the use or conservation of energy, transportation management, utilities, or the reduction of automobile or other emissions (collectively "controls") and In the event Landlord is required or elects to make alterations to the Complex in order to comply with such mandatory or voluntary controls, Landlord, may at its sole discretion, Comply with such controls or make such alterations to the property related thereto. Such compliance and the making of such alterations shall riot constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

19. LIENS. Tenant shall keep the Premises and the Complex free from any liens or stop notices arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien or stop notice cause the same to be released of record, Landlord shall have, in addition to all other remedies provided heroin and by law, the right, but not the obligation to, cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all experises incurred by It In connection therewith, shall be payable to Landlord by Tenant within ten (10) days of demand, with intcrest at the Prime Rate, as quoted by the Bank of America.

20. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, Qr suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord- As a condition for granting its consent to any subletting, Landlord may require that Tenant agree to pay Landlord, as Additional Rent, all rents received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord hcrcunder. Tenant shall, by not less tfrdri one hundred twenty (120) days written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of Tenant's notice, Landlord shall give approval or disapproval to Tenant to sublease tho portion of the Premises described in Tenant's notice on the date specified in Tenant's notice. Landlord shall also have the right to terminate this Lease or that portion of the Premises described in Tenant's notice on the date specified in Tenant's notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all of the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any piJrpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

21. PROTECTION OF LENDERS AND PURCHASERS.

A. Subordination. Landlord shall have the right to subordinate this Lease to any deed of trust or mortgage encumbering the Premises or the Complex, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender or purchaser which is acquiring a security interest in the Premises, the Complex or this Lease. Tenant shall execute such further documents and assurances as such lender or purchaser may rcquire, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of Its rights under this Lease. Tenant's right to quiet possession of the Premises or the Complex during the Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to I enant, this Lease shall be deemed prior to such dccd of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof.

B. Attornment. If Landlord's interest in the Premises or the Complex is acquired by any beneficiary under a deed of trust, mortgagee or purchaser, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises or the Complex and recognize such transferee or successor as Landlord under this Lease. I enant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises or the Complex upon tha transfer of Landlord's interest.

C. Signing of Documents. So long as (i) Tenant's rights under this Lease are not impaired, (ii) Tenants obligations under the Lease are not increased, Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornrrrerrt or subordination or agreement to do so. If Tenant tails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorneyin-fact of Tenant to execute and deliver any such instrument or dooument.

D. Estoppel Certificates. (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefore); (ii) the commencement and expiration dates of this Lease; (iii) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (iv) that this Lease has not been canceled or terminated; (v) the last date of payment of the Basic Rent and other charges and the time period covered by such payment; (vi) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the specific facts supporting Tenant's claim of default); (vii) the capacity of the person executing the certificate and that such person is duly authorized to execute the same on behalf of Tenant; (viii) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (ix) the amount of any security deposit and prepaid rent; (x) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises or the Complex may require. Tenant shall deliver such statement to Landlord within ten (10) days after receipt of Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises or the Complex. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. (b) After verifying Tenant's receipt of the estoppel certificate if Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord, (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts asserted in good faith by Landlord.

E. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, which request Landlord may make from time to time or at any time during the Term, Tenant (and/or Guarantor) shall deliver to Landlord (a) a current financial statement of Tenant and any Guarantor of this Lease; and (b) to the extent not already delivered, financial statements of Tenant and such Guarantor for the two (2) years prior to the current financial statements delivered to Landlord. Such statements shall be prepared in accordance with generally accepted accounting principles and certified as true in all material respects by Tenant and Guarantor (if Tenant and/or Guarantor are individuals) or by an authorized officer or general partner of Tenant and Guarantor (if Tenant and/or Guarantor are a corporation or partnership, respectively). In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Complex. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

22. ENTRY BY LANDLORD. Landlord (including agents, contractors, employees or anyone else acting on behalf of Landlord) reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of non-responsibility; and to alter, improve or repair the Premises or any portion of the Complex, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

23. BANKRUPTCY. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a material breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing within the shortest time period afforded by the Bankruptcy rules and/or regulations. Subject to applicable law, Landlord shall have all rights available to terminate Tenant's right to possession on an expedited basis and proceed against Tenant for all damages. Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the un-expired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises. Nothing contained in this paragraph shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

24. DEFAULT/REMEDIES. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon the expiration of the applicable grace period hereinafter provided. Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of rent or adjustment thereto. Tenant shall have a period of five (5) days after the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two (2) real estate brokers shall select a third licensed real estate broker, and the three (3) licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. In the event the three (3) real estate brokers cannot agree upon the amount of rental loss, the parties agree to accept the middle value as final and binding.

(b) The rights and remedies provided by the California Civil Code which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies thereunder, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. For purposes of this Lease, acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with the applicable Law.

(d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California Law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period; or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph (d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

25. ADDITIONAL SECURITY AND REMEDY UPON DEFAULT. As further security for Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in all of Tenant's personal property and such other personal property of any kind or nature whatsoever, whether tangible or intangible, whether or not any of such property is now or becomes a "fixture" or attached to the Premises, which is used or will be used or is derived from the maintenance, use, occupancy or enjoyment of the Premises, including without limitation, all equipment and inventory used in connection with Tenant's operation at the Premises together with all present and future attachments, replacements and additions thereto and products and proceeds thereof. This provision is intended to be a Security Agreement under the Uniform Commercial Code as in force from time to time in California and Tenant shall execute any and all documents necessary to perfect Landlord's security interest in the personal property described above. In the event of Tenant's default, Landlord shall have the rights afforded by the Uniform Commercial Code with respect to the personal property covered by this paragraph. Landlord's interest in the items set forth above as well as Tenant's personal property and or "fixtures" shall constitute Landlord's additional security and nothing in this paragraph shall be construed to limit or constitute a waiver of any of Landlord's rights and remedies upon Tenant's default.

26. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease; and if Tenant shall abandon and not pay rent, vacate or surrender the Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

27. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 11, Landlord may, at its option;

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease. If Landlord does riot give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. If landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of insurance settlement (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall liavu thu right to terminate this Lease by giving fifteen (15) days prier written notice to Landlord, Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the Premises and interior constructed by Landlord as they existed as of the Commencement Date of this Lease and shall riot include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not canceled according to the provisions above.

The proceeds from any insurance required by this Lease or such other insurance proceeds paid by reason of damage to or destruction of the Complex of Premises, or any part thereof, shall belong to and be paid to Landlord subject to the rights of any beneficiary of any deed of trust which constitutes an encumbrance. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code. In the event that more than thirty-three and one third percent (33-1/3%) of the building in which the Premises are situated is damaged or destroyed (percentage of damage or destruction based on replacement cost) Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

28. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant. If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken are conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written notice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the. rent from the date of such taking or conveyance to the date of termination.

If a portion of the Prenrisu5 is Laken by condemnation or conveyance in lieu thereof and neither I andlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

29. SALE OR CONVEYANCE BY LANDLORD. In the event of n sale or conveyance of the Complex or any interest therein, by any owner then constituting all or part of Landlord, the transferor shall be released from any liability for obligations of Landlord hereafter arising after said transfer if transferee assumes all of the obligations of Landlord under this Lease. In such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

30. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the Term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month-to-month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Hent and Additional Rent required during the last month of the Lease Term.

31. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of duct work, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises. No change in plans for any other portions of the Complex shall affect the enforceability of this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to TeiIaurt and verification of the accuracy of such drawings rests with Tenant.

32. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Terianl. shall be performed or observed by Tenant At Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall riot be obliged to, make any Such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the Prime Rate of interest plus two percent (2%) per annum as, quoted by the Bank of America from the date of such payment or performance by Landlord, shall he paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord Shall have (in addition to any other right or remedy of I andlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

33. ATTORNEYS' FEES. A. In the event of a dispute regarding possession of the Premises, recovery of any sum due under this Lease, breach of any provision of this Lease, or to enforce any right or obligation set forth herein, then all costs and expenses, including reasonable attorneys' fees, incurred by thu prevailing party therein shall be paid by the other party, which obligation on the part of the ether party shall be deemed to havo accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. B. In the event of a dispute between Landlord and Tenant whioh is resolved by a Court or Judicial Reference as set forth herein, Landlord and Tenant agree, notwithstanding Paragraph 32A above, that for purposes of determining the amount of attorneys' fees to be awarded to the prevailing party, the Judge or Reference shall consider, in addition to sl,rh evidence as is submitted, any written settlement offers and the timing of such offers. In such event, if the Court or Reference determines that the prevailing party rejected a settlement offer which is equal to or greater than the net recovery obtained, the prevailing party shall only be entitled to recover in attorneys' fees an amount which is not more than twenty-five percent (25%) of the net recovery. The Court or Reference shall also consider the amount originally demanded by the prevailing party and depending on the ultimate net recovery, award the non-prevailing party, as an offset, an amount up to twenty-five percent (25%) of the prevailing party's total net recovery for successfully defending claims asserted by the prevailing party. C. Should Landlord be named as a defendant in any suit brought against Tenant by any third party in connection with or arising out of Tenant's occupancy hereunder, Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses incurred (including reasonable attorneys' fees) as well as any judgment rendered against Landlord.

34. JUDICIAL REFERENCE. The parties agree that, other than an action by Landlord to obtain possession of the Premises or any action which seeks relief which can only be obtained by Court proceeding, any dispute arising out of this Lease shall be heard by a referee pursuant to the provisions of California Code of Civil Procedure Section 638, et seq., for a determination to be made which shall be as binding upon Landlord and Tenant as if tried by a court or jury. In the event of such reference, the following provisions shall apply:

(a) Within five (5) business days after service of a demand for reference, Landlord and Tenant shall agree upon a single referee who shall then try all issues in dispute, whether of fact or law, and then report his/her findings and judgment thereon. If Landlord and Tenant are unable to agree upon a referee, either Landlord or Tenant may seek to have one appointed pursuant to Section 640 of the California Code of Civil Procedure by the presiding judge of the Sacramento County Superior Court.

(b) The compensation of the referee shall be such as is customarily charged by referees for like services. The cost of such proceedings shall initially be borne equally by Landlord and Tenant; however, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the referee as an item of costs.

(c) If a court reporter is required by any party, then a court reporter shall be present at all proceedings and the fees of such court reporter shall initially be borne by the party requesting the court reporter, or equally, if both parties request a court reporter. Such fees shall be an item of recoverable costs to the prevailing party.

(d) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motion before the referee shall be given in the manner prescribed by the California Code of Civil Procedure, all hearings shall be set at the convenience of the referee, and venue for all hearings shall be selected by the referee at a place in Sacramento County, California.

(e) The referee's decision under California Code of Civil Procedure Section 644 shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State.

(f) Landlord and Tenant agree that any such dispute shall be decided as soon as practicable following the selection or appointment of a referee. The date of hearing for any proceedings shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(g) Without limiting the jurisdiction of the referee, Landlord and Tenant specifically acknowledge that the referee shall have jurisdiction to issue all legal and equitable relief including an award of damages, the issuance of injunctions, and requiring the specific performance of any provisions of this Lease,

(h) In addition to any other relief awarded by the referee, the referee shall award attorneys' fees to the prevailing party pursuant to Paragraph 33(B) above.

35. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

36. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deeded duly served and given when personally delivered to or actually received by the party to whom it is directed or, in lieu of such personal service or receipt, (i) the next business day (Monday through Friday) after being deposited with an overnight air courier such as Federal Express of DHL, or (ii) forty-eight (48) hours aftcr being deposited in the United states mail, duly register or certified, return receipt requested, with postage prepaid, or (iii) upon the sender's confirmation of good delivery if sent by telecopier or facsimile transmission on a business day between the hours of 9:00 am. and 5:00 p.m., the recipient's time, otherwise, at 9:00 a.m., the recipient's time, in he next following business day, in each case addressed as follows: Tenant::

Telomolecular Corporation C/o Matthew A. Sarad
8037 Orange Avenue Fair Oaks, CA 95628

Landlord: Teton I Nelson Properties, Inc.
10933 Trade Center Drive Rancho Cordova, CA 95670
(916) 635-4300 (916) 635-4877

37. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed an offer to lease and shall not be binding until executed and delivered by both Landlord and Tenant.

38. DEFAULT BY LANDLORD. Landlord shall not he in default unless Landlord fails to perform obligations rcquircd of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations, provided, however, that if the nature of Landlord's obligations are such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord currtrnences performance within Such thirty (30) day period and thereafter diligently prosecutes the same to completion.

39. LIMITATION OF LIABILITY. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

40. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

41. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. Landlord shall allow Tenant at Tenant's cost, a space on the monument signage on Trade Center Drive and building directory signage. All approved signs or lettering on outside doors shall he printed, painted, affixed, inscribed and removed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

42. HAZARDOUS AND TOXIC MATERIALS.

A. Hazardous Materials. Tenant covenants to comply with all laws relating to Hazardous Materials with respect to the Premises and the Complex. Except for general office supplies typically used in an office area in the ordinary course of business (such as copier toner, liquid paper, glue, ink, and cleaning solvents), for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for the business operations condt.lrted by Tenant on the Premises. Tenant (including its employees, agents, invitees or anyone acting by or on behalf of "tenant) shall not use, handle, generate, manufacture, store or dispose of, on or about the Premises or the Complex, or transport to or from the Premises or the Complex, any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or any related materials or substances, including, without limitation, any substance defined as or included in the definition of "hazardous substances" under any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Materials")_

B. Permitted Materials. Notwithstanding the above provisions, Tenant shall have the right to use, generate and store on the Premises or the Complex, and transport to and from the Premises or the Complex, those Hazardous Materials listed which Tenant has identified on the list attached hereto and incorporated herein by this reference which are used in the Ordinary course of Tenant's business (collectively, "Permitted Materials"); provided, however, [hat Teriarit's use, generation, storage and transport thereof is in strict compliance with all applicable federal, state and local laws, regulations and ordinances. If no list is attached to this Lease, Tenant acknowledges and agrees that there are no Permitted Materials. Tenant's failure to obtain and maintain authorization from all required state, federal or local agencies to transfer, store or use Hazardous Materials shall be deemed a material default of this Lease.

C. Permitted Materials Claims. Promptly upon Tenant obtaining actual knowledge thereof, Tenant shall immediately notify Landlord in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened with respect to the Permitted Materials pursuant to any applicable federal, state or local law, ordinance or regulation, and (ii) all claims made or threatened by any third party against Tenant or the Premises or the Complex related to any damage, loss or injury, whether to person or property, resulting from the Permitted Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to collectively as "Permitted Materials Claims").

D. Clean Up and Tenant's Indemnity. Tenant shall promptly take all actions necessary, at its sole cost and expense, to return the Premises or Complex to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or Tenant's employees, agents, invitees or anyone else acting by or on hchalf of Tenant, provided Landlord's approval of such actions shall first be obtained. Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) which arise during or after the Term of this Lease as a result of the breach of any of the obligations and covenants set forth in this Paragraph 42, and/or any contamination of the Premises or the Complex directly or indirectly arising from the activities of Tenant.

E. Environmental Inspection. Landlord shall have the right, from time to time, and upon not less than thirty (30) days written notice to Tenant, although not more than annually except in the case of an emergency in which case no notice shall be required, to conduct an inspection of the Premises or the Complex to determine the existence or presence of Hazardous Materials within the Premises or the Complex. Landlord shall be accompanied during said inspection by an available representative of Tenant. Landlord shall have the right to enter and inspect materials brought into the Premises or the Complex and the manufacturing processes utilized by the Tenant. Landlord may, In Its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Landlord under this subsection shall ha paid as Additional Rent by Tenant to Landlord.

F. Hazardous Materials.(a) Definitions. For purposes of this Lease:

(i) Environmental Law(s) means the Comprehensive Environmental Response, compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et Seq., the Clean Water Act, 39 U.S.G. Sections 1251, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. H&S Code Sections 25249.5-25249.13), the Carpenter- Preseley-Tanner Hazardous Substance Account Act (Cal. H&S Code Sections 25300 of seq.), and the California Water Code Sections 1300 at seq., as said Laws have been supplemented or amended to date, the regulations promulgated pursuant to said Laws and any other federal, state or local Law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or Release or threatened Release into the environment of Hazardous Material.

(ii) Hazardous Material means any substance which is (i) designated, defined, classified, or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted,

(ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) polychlorinated biphenyls (PCBs), (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. (iii) Release means any spilling, Icaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Material). (iv) All Representations ("Landlord Representation and Warranties") are to the best of Landlord's knowledge without inquiry. (b) Representation. (i) Neither Landlord nor, to Landlord's knowledge, any user of the Complex has received any written notice of violation issued pursuant to any Environmental Law with respect to the Complex or any use or condition thereof. (ii) There are no Hazardous Materials present on, in or under the Complex and no Hazardous Materials a ,re stored in the Complex by Landlord or any occupant or user of the Complex.

(iii) Neither Landlord nor, to the best of Landlord's knowledge, any other present or former under, tenant, occupant or user of the Complex has used, handled, generated, produced, manufactured, treated, stored, transported, released, discharged, or disposed of any Hazardous Material on, under, or from the Complex in violation of any Environmental Law.

(iv) There is no Release or threatened Release of any Hazardous Material existing on, beneath, or from or in the surface or ground water associated with the Complex, and no Release or threatened Release of Hazardous Materials on, beneath, or from the Complex has occurred at any time in the past, including, to Landlord's knowledge, during any period prior to Lessor's ownership of [tie Complex.

(v) All permits, licenses, and other authorizations required by or issued pursuant to any Environmental Law for the ownership or operation of the Complex by Landlord's, or operations on the Complex by "sers, have been obtained and arc presently maintained in full force and effect, and the Complex and the operations of Landlord are in compliance with all the terms and conditions of such permits, licenses, and other authorizations. The Complex is riot subject to any use or development restrictions arising nut of any Environmental Law.

(vi) There exists no writ, injunction, decree, order, or judgment outstanding, not any lawsuit, claim, proceeding, citation, directive, summons, or investigation pending or, to Lessor's knowledge, threatened or potential pursuant to any Environmental Law relating to (i) [tie ownership, occupancy or use of any portion of the Complex by Landlord or any current or former owner of any portion of the Complex, (ii) any alleged violation of any Environmental Law by Landlord or any former owner of any portion of the Complex or (iii) the suspected presence, Release or threatened Release of any Hazardous Material on, under, in, or from any portion of the Complex, nor Hoes there exist any valid basis for any such lawsuit, claim, proceeding, citation, directive, summons, or investigation.

(vii) There are no above-ground or underground tanks located in the Complex used or formerly used for the purpose of storing any Hazardous Material, and, to Lessor's knowledge, there have never been any. (viii) There is no PCB-containing equipment or PCB-containing material located on or in the Complex.

(ix) There are no reports (except Level 1), data, surveys, maps, assessments, or other documents known to Landlord or in the possession or control of Landlord or its contractors or consultants concerning the environmental condition of the Complex or the presence of Hazardous Materials on or under the Complex or in the ambient air at the Complex which have not been provided to Lessee. G. Survival. The foregoing representations and indemnitee of Tenant shall survive the expiration or earlier termination of the Lease.

43. TENANT IMPROVEMENTS. (a) Tenant Improvements - Landlord. Landlord shall construct Tenant's Interior Improvements to the Premises as follows: Landlord shall replace the approximately 13' x 11' tan/beige solid colored carpet with new carpet that matches the building standard quality and steam clean the remainder of the carpet. Tenant to choose the color of the new carpet. (b) Tenant Improvements - Tenant. Tenant is hereby granted the right, at its sole. cost, risk and expense to construct interior improvements to the Premises. Lessee shall make the appropriate Tenant Improvements to the Premises using permits and licensed contractors in order to make the Premises conducive to a medical laboratory. Landlord has approved the following improvements; however, Tenant shall not be committed in any way to rrrake any of the aforementioned Improvements: Tenant to install a passage or point of ingress/egress into each, the adjacent office to the left and to the right of the break room area; Tenant to plumb and Install sink(s) with hot or cold running water and drains to each of the rooms adjacent to the left and the right of the break room area; Tenant to remove existing carpeting and replace the carpeting with new non-carpet flooring or have the slab professionally treated and stained using commercial grade stain product. Landlord may also submit a bid for the improvements to the Premises. Tenant shall then have the option of selecting the contractor of its choice. Should tenant select its contractor, Tenant shall then contract with arid supervise the construction. Should Tenant elect to utilize Landlord's contractor, Tenant shall contract with Landlord's contractor to perform the work and shall have the option of supervising the construction or having Landlord supervise the construction.

44. ADA. Landlord shall, at Lease commencement, at Landlord's sole cost and expense, ensure that the Premises (excepting Tenant's own improvements), the Complex and all Complex systems (including, but not limited to, fire, safety, security. elevators, etc.) are in compliance with all governmental regulations, codes, rules, laws, including environmental laws and the Americans with Disabilities Act.

45. NON-DISTURBANCE. With respect to any first lien mortgages, deeds of trust or other liens entered into by and between Landlord and any such mortgagee and/or any beneficiary of any deed of trust or other such lien granted by Landlord (collectively referred to as "Landlord's Mortgagee"), Landlord shall, prior to the Commencement Date, secure and deliver to Tenant a non-disturbance and attornment agreement from and executed by Landlord's mortgagee.

46. RELOCATION. From time to time, but not more often than once every three (3) years, when determined to be reasonably necessary by Landlord for the highest, best and most efficient use of the Project, Landlord may cause the relocation of Tenant from the Premises to any alternative location within the Project PROVIDED THAT (a) Tenant shall have at least the same number of contiguous square feet of improved building area as were contained within the Premises, (b) the Base Rent per square foot payable under this Lease shall not be affected by such relocation, and (c) all reasonable costs of such relocation of Tenant shall be borne by Landlord. The parties hereto agree to execute any amendment or other documents necessary, desirable or appropriate to evidence the relocation of the Premises pursuant to this section. All of the terms and conditions of the Lease shall apply to Tenant in its occupancy of the relocated Premises.

47. OPTION TO RENEW OR EXTEND. Provided that Tenant has fully, faithfully, and timely performed all of the covenants, conditions, and obligations to be performed by Tenant under the terms of this Lease and has not at any time during the term of this Lease been in default or breached any material condition or covenant (for the purposes hereof, a default shall include but shall not be limited to the nonpayment of any monetary consideration when due and within the applicable grace period under this Lease) and is not in default at the time of giving notice of exercise thereof, Tenant is hereby granted and shall have an option to renew or extend this Lease for one additional period of five (5) years from the expiration date hereof, but otherwise on the same terms, covenants, and conditions, and subject to the same exceptions and reservations herein contained, except that the Basic Rent paid by Tenant to Landlord shall be negotiated between Landlord and Tenant. The parties agree that the Basic Rent shall not be less than that paid during the last month of the current term. Tenant shall exercise its right to renew or extend this Lease on or before one hundred twenty (120) days prior to the commencement of the renewed (or extended) term. In the event the parties hereto are unable to agree in writing upon the Basic Rent to be paid during the option period, on or before one hundred twenty (120) days prior to the commencement of the renewed or extended term, this option to renew or extend shall automatically and irrevocably terminate. This Option shall be exercised only by Tenant delivering to Landlord in person or by United States mail written notice of his/her/its election to renew this Lease as herein provided. Failure to provide timely notification as hereinabove set forth shall automatically terminate, without notice, this Option to Renew or Extend.

48. MISCELLANEOUS AND GENERAL PROVISIONS.

A. Use of Building Name. Tenant shall not, without written consent of Landlord, use the name of the building or Complex for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. Definition of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the

I. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

J. Diminution of Light, Air or View. Tenant cuveriarits and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date and year first above written.

LANDLORD:
TETON I
A California Limited Partnership

TENANT:
TELOMOLECULAR CORPORATION

GUARANTEE AGREEMENT

For valuable consideration and as a material inducement to and in consideration of ("Landlord") agreeing to allow the Lease Agreement dated June 30, 2006, made by and between TETON I, a California Limited Partnership ("Landlord") and Telomolecular Corporation ("Tenant"), attached hereto and incorporated herein, the undersigned (hereinafter called "Guarantors") jointly and severally unconditionally guarantee to Landlord the obligations of Tenant and continuously guarantee the payment of any and all indebtedness of Tenant to Landlord and for each and every obligation that Tenant shall perform for the benefit of Landlord or assigns in that certain Lease Agreement dated June 30, 2006. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liability of Tenant or any one or more of them heretofore, now, or hereafter madc, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or un-liquidated, determined or undetermined and whether Tenant may be liable individually or jointly with others or whether recovery may be or hereafter become barred by any statute of limitations or otherwise become unenforceable.

If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Tenant's obligations. A separate action may he brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

Guarantor hereby waives and agrees not to assert or take advantage of any right to require Landlord or their assigns to proceed against the Lease or any other person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in their power before proceeding against the Guarantor.

The liability of the Guarantors incurred by this Guarantee shall be unaffected by any amendment or modification of the provisions of this Lease Agreement. In addition to the amounts guaranteed under this agreement, Guarantors jointly and severally agree to pay reasonable attorneys' fees and all other costs and expenses Incurred by Landlord in enforcing this Guarantee in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee and the liability and obligations of Guarantors under this agreement are binding upon Guarantors and their respective assigns and inure to the benefit of and are enforceable by Landlord and its successors, transferees and assigns.

If any provision of this Guarantee contravenes or is held invalid under the laws of the State of California, of which this agreement is governed by, this Guarantee shall be construed as though it did not contain that provision and the rights arid liabilities of the parties to this agreement shall he construed and enforced accordingly.

IN WITNESS WHEREOF the Undersigned Guarantors have executed this Guarantee on 7-10-2006.
Matthew A. Sarad

singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun use din place thereof includes the plural as well as the singular and individuals, firms, association, partnerships and corporation, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term "person" includes the plural as well as the singular and individual, firms, associations, partnerships, and corporations. Words used in any gender include other genders. If there is more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience or reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.

E. Quitclaim. At the expiration of earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant, Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premise are merges in or revoked by this agreement.

G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H. Amendments for Financing. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

I. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

J. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date and year first above written.

LANDLORD:
TETON I
A California Limited Partnership

TENANT:
TELOMOLECULAR CORPORATION